UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Digital World Acquisition Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Digital World Acquisition Corp. Further Reminds Stockholders to Vote Ahead

of the November 22, 2022 Special Meeting

Urges All Stockholders to Promptly Vote FOR the Extension Amendment that Will Provide the Company

Additional Time to Complete a Business Combination – EVERY VOTE COUNTS!

MIAMI, FL / ACCESSWIRE / November 14, 2022 / Digital World Acquisition Corp. (Nasdaq: DWAC) (“Digital World” or the “Company”) further encourages its stockholders to vote in favor of the proposal at the upcoming adjourned special meeting of stockholders (the “Special Meeting”) to amend the Company’s amended and restated certificate of incorporation (the “Extension Amendment”) to extend the period of time for completing a business combination (the “Extension”) until September 8, 2023 or such earlier date as determined by the Company’s Board of Directors.

Stockholders as of the August 12, 2022 record date can vote, even if they have subsequently sold their shares. The Digital World warrant holders are not entitled to vote at this time.

VOTING INSTRUCTIONS – FOR SHARES HELD IN “STREET” NAME

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Check your email for a link on how to vote, it may be in your spam folder. Do not get confused by the “Tender Offer” emails, this is a vote with redemption right. Stockholders may vote by logging into their brokerage firm’s website and going to the proxy voting tab.

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To vote by telephone, please call the Company’s proxy solicitor, Alliance Advisors LLC (“Alliance”), at (877) 728-4996. They will assist you with voting questions from 9am to 10pm Eastern Time, Monday through Sunday.

•	To vote by email, please contact Alliance at DWAC@allianceadvisors.com.

Please vote with each and every voting form or proxy card you receive as you may own more than one account. If you have any questions or need further assistance, please call Alliance at (877) 728-4996.

The Company urges all of its stockholders to vote FOR the Extension at the upcoming Special Meeting. Votes will be accepted up to and during the Special Meeting; however, the Company strongly encourages the prompt submission of votes. The Company appreciates stockholders’ continuous support and is working diligently to complete its initial business combination.

As a reminder, the Special Meeting to approve the Extension Amendment will be held virtually at 12:00 p.m. Eastern Time, on November 22, 2022. The Special Meeting can be attended by visiting https://www.cstproxy.com/dwacspac/ext2022.

If stockholders have any questions or need assistance, please contact Alliance at (877) 728-4996 or by email at DWAC@allianceadvisors.com.

About Digital World

Digital World (Nasdaq: DWAC) is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Additional Information and Where to Find It

Digital World urges investors, stockholders and other interested persons to read the definitive proxy statement dated August 25, 2022 (the “Extension Proxy Statement”), as well as other documents filed by Digital World with the Securities and Exchange Commission (the “SEC”), because these documents contain important information about Digital World and the proposal to amend Digital World’s amended and restated certificate of incorporation for

Extension until September 8, 2023 or such earlier date as determined by Digital World’s Board of Directors. The Extension Proxy Statement has been mailed to stockholders of Digital World as of a record date of August 12, 2022, on or about August 25, 2022. Stockholders may obtain copies of the Extension Proxy Statement, without charge, at the SEC’s website at www.sec.gov or by directing a request to: info@dwacspac.com.

Participants in Solicitation

Digital World and its directors, executive officers and other members of their management and employees may be deemed to be participants in the solicitation of proxies of Digital World stockholders in connection with the Extension. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Digital World’s directors and officers in the Extension Proxy Statement, which may be obtained free of charge from the sources indicated above.

Non-Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Extension and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Digital World, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, uncertainties relating to Digital World’s stockholder approval of the Extension, Digital World’s inability to complete an initial business combination within the required time period, and other risks and uncertainties indicated from time to time in filings with the SEC, including Digital World’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 under the heading “Risk Factors,” the Extension Proxy Statement under the heading “Risk Factors” and other documents Digital World has filed, or to be filed, with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Digital World expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Digital World’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.